April 25, 2008

To the Holders of Shore Financial Corporation Common Stock:

In connection with the merger of Shore Financial Corporation with and into Hampton Roads Bankshares, Inc., you may elect to exchange your shares of Shore Financial Corporation stock for either cash, shares of Hampton Roads Bankshares, Inc. common stock, or a combination of cash and shares of Hampton Roads Bankshares, Inc. common stock. Your merger consideration election is subject to the allocation and proration procedures set forth in the Agreement and Plan of Merger by and between Hampton Roads Bankshares, Inc. and Shore Financial Corporation. The merger is expected to occur during the second quarter of 2008, though it is still subject to the satisfaction of several conditions, including the approval of the merger by the Shore Financial Corporation shareholders at the special meeting to be held on May 22, 2008. A complete description of the merger, including the allocation and proration procedures, is included in the Joint Proxy Statement/Prospectus dated April 11, 2008, which was mailed to you on or about April 18, 2008 in connection with Shore Financial Corporation’s special meeting of shareholders.

Enclosed is an Election Form and Letter of Transmittal that you must complete, sign and return with all of your Shore Financial Corporation stock certificates to the Exchange Agent, Registrar and Transfer Company, in order to make an election. Please use the enclosed envelope to return these materials. Do not send your stock certificates to Shore Financial Corporation or Hampton Roads Bankshares, Inc.

In order for your election to be effective, Registrar and Transfer Company must receive your properly completed Election Form, together with your Shore Financial Corporation stock certificates, no later than 5:00 p.m., Eastern time, on May 19, 2008. Please carefully follow the instructions provided in the Election Form. Please note that you may change or revoke your election at any time prior to the election deadline by following the instructions provided with the Election Form and Letter of Transmittal.

If you do not make your election properly and on time, you will be deemed to have made a “no preference” election. As a result, you will receive either cash, shares of Hampton Roads Bankshares, Inc. common stock or a combination of cash and shares of Hampton Roads Bankshares, Inc. common stock as determined by Hampton Roads Bankshares, Inc. and the Exchange Agent in accordance with the allocation and proration procedures set forth in the Agreement and Plan of Merger. Following the completion of the merger, if you have not surrendered your Shore Financial Corporation stock certificates, you will not receive any certificates representing shares of Hampton Roads Bankshares, Inc. common stock (or any dividends declared on such stock) or any cash that may be issuable in exchange for your Shore Financial Corporation common stock. No interest will be accrued and/or paid on the cash payable in exchange for your shares of Shore Financial Corporation stock or for dividends declared subsequent to the completion of the merger pending surrender of your stock.

If your shares of Shore Financial Corporation common stock are held through a broker, investment dealer, bank, trust company or other intermediary, you should contact that intermediary as soon as possible for instructions and assistance in delivering your shares of Shore Financial Corporation common stock. If you have any questions regarding the Election Form and Letter of Transmittal, please call the Exchange Agent, Registrar and Transfer Company, at 800-368-5948.

Sincerely,

Jack W. Gibson
Vice Chairman, President and
Chief Executive Officer

Please also see the Important Information on the back of this Letter.

999 Waterside Drive, Suite 200

Norfolk, VA 23510

Telephone (757) 217-1000

Additional Information and Where to Find It

On March 13, 2008, Hampton Roads Bankshares, Inc. (“Hampton Roads Bankshares”) filed a registration statement on Form S-4, including a preliminary joint proxy statement/prospectus constituting a part thereof, with the Securities and Exchange Commission (the “SEC”) containing information about Hampton Roads Bankshares’ proposed merger with Shore Financial Corporation (“Shore Financial”). On April 17, 2008, Hampton Roads Bankshares filed the final joint proxy statement/prospectus on Form 424(b)(2) with the SEC. Shareholders are urged to read the registration statement and final joint proxy statement/prospectus filed with the SEC, and any other relevant materials filed or that will be filed, as they become available, because they will contain important information about Hampton Roads Bankshares, Shore Financial and the proposed merger. The final joint proxy statement/prospectus was first mailed to shareholders of Shore Financial on or about April 18, 2008. Investors and security holders may obtain a free copy of the final joint proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the SEC at its website at www.sec.gov. Free copies of the joint proxy statement/prospectus and other relevant documents also may be obtained by directing a request by telephone or mail to the following:

Hampton Roads Bankshares, Inc.	Shore Financial Corporation
999 Waterside Drive, Suite 200	25020 Shore Parkway
Norfolk, VA 23510	Onley, Virginia 23418
Attention: Jack W. Gibson	Attention: Scott C. Harvard
Telephone Number: (757) 217-1000	Telephone Number: (757) 787-1335